Exhibit 99.2

MBIA Inc. Issues Correction to First Quarter Revenue

ARMONK, N.Y.--(BUSINESS WIRE)--MBIA Inc. (NYSE: MBI), the holding company for MBIA Insurance Corporation, today announced a correction to information contained in the Company’s first quarter results issued earlier today. The corrected information pertains to total revenue in the first quarters of 2007 and 2008. The correct information is: Total revenue for the first quarter of 2008 was $711.4 million (before realized and unrealized gains and losses), down 4 percent from $741.7 million in last year’s first quarter.

Forward-Looking Statements

This release contains statements about future results that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements are not guarantees of future performance. There are a variety of factors, many of which are beyond MBIA's control, which affect the operations, performance, business strategy and results and could cause its actual results to differ materially from the expectations and objectives expressed in any forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements which speak only as of the date they are made. MBIA does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made. The reader should, however, consult any further disclosures MBIA may make in its future filings of its reports on Form 10-K, Form 10-Q and Form 8-K.

MBIA Inc., through its subsidiaries, is a leading financial guarantor and provider of specialized financial services. MBIA's innovative and cost-effective products and services meet the credit enhancement, financial and investment needs of its public and private sector clients, domestically and internationally. MBIA Inc.'s principal operating subsidiary, MBIA Insurance Corporation, has financial strength ratings of Triple-A with a negative outlook from Standard & Poor's Ratings Services and Triple-A with a negative outlook from Moody's Investors Service. Please visit MBIA's Web site at www.mbia.com.

CONTACT:
MBIA, Media: Willard Hill, 914-765-3860
MBIA, Media: Elizabeth James, 914-765-3889
MBIA, Investor Relations: Greg Diamond, 914-765-3190
APCO Worldwide, Media: Jim McCarthy, 202-333-8810